Exhibit 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          BEAR STEARNS DEPOSITOR INC.

     Bear Stearns Depositor Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     I. The name of the corporation is Bear Stearns Depositor Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was 04/04/01.

     II. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     III. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         First: The name of this Corporation (hereinafter called the "Corporation") is Bear Stearns Depositor Inc.


         Second: The name of this Corporation (hereinafter called the "Corporation") is Bear Stearns Depositor Inc.


         Third: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         Fourth: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any of the following acts or activities:

              (a) to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts (each, a "Trust") which will issue and sell, bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) (the "Securities"), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things (A) one or more pools of Receivables (as defined in Article Third (b) below); (B) pass-through certificates (the "Pass-Through Certificates") evidencing a fractional undivided ownership interest in one or more grantor trusts that own or hold, among other things:
(1) one or more pools of Receivables, or (2) participations or certificates of participation or beneficial ownership in one or more pools of Receivables (the "Participation Certificates") or in other Participation Certificates or Owner Trust Securities (as defined below); (C) indebtedness or certificates issued by one or more owner trusts (the "Owner Trust Securities") that own or hold, among other things, one or more pools of Receivables, Participation Certificates or Owner Trust Securities; (D) preferred securities (the "Preferred Securities") of one or more trusts or other special purpose legal entities that hold Receivables or (E) other Collateral (the Receivables, the Pass-Through Certificates, Participation Certificates, Owner Trust Securities, Preferred Securities and other collateral pledged as security for or otherwise supporting the Securities and the proceeds thereof are collectively referred to herein as the "Collateral");

              (b) in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with the Pass-Through Certificates, the Participation Certificates, the Owner Trust Securities, the Preferred Securities and the Receivables (and any assets to which such Receivables relate) and related Collateral and to enter into contractual arrangements, transactions and agreements with respect to the Receivables and with the providers or obligors respecting such Collateral, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate; for purposes of this Certificate of Incorporation, the term "Receivables" means the right to payment under, and other rights of a holder with respect to, various debt securities, term preferred stock, promissory notes, leases, loan agreements, installment sales contracts, manufactured housing loans, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, chattel paper, account balances, certificates of beneficial ownership, bankers' acceptances and other agreements and instruments evidencing indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or both of the following: (i) loans secured by first or junior mortgages on real estate or manufactured housing and (ii) any and all other commercial transactions and commercial, sovereign, student and consumer loans and indebtedness;

              (c) to arrange or otherwise provide for support for any series of Securities to be issued by the Corporation or any Trust by various forms of credit enhancement including any Trust by various forms of credit enhancement including collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling, trust or other similar agreement relating to such series (each on "Agreement"), cash deposits, insurance policies, guaranteed investment contracts, interest rate protection agreements, investment agreements, letters of credit, minimum payment agreements, guarantees and other forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities (the "Subordinated Securities") are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

              (d) to invest certain proceeds from Receivables and related Collateral as determined by the Corporation's Board of Directors;

              (e) to authorize, issue, sell and deliver instruments evidencing the Corporation's indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; and

              (f) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of Delaware (currently codified at Title 8 of the Delaware Code) (as the same may be amended, herein referred to as the "General Corporation Law of Delaware") that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

         Fifth: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares, all of which are of a par value of one dollar ($1.00) each, and all of which are of one class and are designated as Common Stock.

         Sixth: Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

         Seventh: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

         Eighth: Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without satisfaction of the Rating Agency Condition, do any of the following:

              (a) engage in any business or activity other than the business and activities which the Corporation is permitted to engage in under Article Third;

              (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than in connection with the issuance of Securities pursuant to Agreements and other than indebtedness incurred pursuant to an agreement with an affiliate to support any obligation of the Corporation;

              (c) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                    (i) the entity (if other than the Corporation) formed or
               surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with indebtedness of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, this Article Seventh, Article Eighth, and Article Tenth; and

                    (ii) immediately after giving effect to the transaction,
               no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness.

    "Rating Agency Condition" means, with respect to any action, that each nationally recognized rating agency that has rated the Securities (each, a "Rating Agency") shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Corporation in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Securities.

         Ninth: (a) The affairs of the Corporation shall be managed by a Board of Directors consisting of at least three members. At least one Director of the Corporation (an "Independent Director") shall be none of (i) a director, officer, employee or 10% beneficial owner of the outstanding common stock, of any person or entity owning beneficially more than 10% of the outstanding shares of Common Stock of the Corporation (an "Affiliated Entity") or (ii) a director, officer, employee or 10% beneficial owner of the outstanding common stock, of any such Affiliated Entity's subsidiaries or affiliates other than the Corporation; provided, however, that an Independent Director may be a director or officer of one or more other corporations that is an affiliate or are affiliates of The Bear Stearns Companies Inc. (the "Parent") provided that each such corporation is or was formed with limited purposes similar to the Corporation. For purposes hereof, an "affiliate" shall mean any person controlled by, controlling or under common control with another person and the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or otherwise.

              (b) Without the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including at least one Independent Director), institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

              (c) The Corporation shall maintain a separate principal office through which its business shall be conducted, which office may be located in the headquarters of the Parent.

              (d) The Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of its Parent.

              (e) The Board of Directors of the Corporation shall hold appropriate meetings to authorize all of its corporate actions.

              (f) The funds and other assets of the Corporation shall not be commingled with those of any other corporation.

              (g) The Corporation shall pay its own expenses and shall not hold itself out as being liable for the debts of any other party.

              (h) The Corporation shall not form, or cause to be formed, any subsidiaries.

              (i) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

              (j) Meetings of the stockholders of the Corporation shall be held not less frequently than one time per annum.

              (k) The Corporation shall operate in such a manner that it would not be substantively consolidated with any other entity.

         Tenth: The Corporation is to have perpetual existence.


         Eleventh: The Corporation shall not amend, alter, change or repeal Articles Third, Seventh, Eighth, or this Article Tenth without satisfying the Rating Agency Condition. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Twelfth: No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. This Article shall not eliminate or limit the liability of such director of any act or omission occurring prior to the date when this Article becomes effective. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Thirteenth: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from the against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     IV. This Restated Certificate of Incorporation was duly adopted by the incorporator in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole Incorporator of the Corporation, does make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of April, 2001.

                                                       /s/Nancy Lopez
                                                       Nancy Lopez
                                                       Incorporator